                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SPELLING ENTERTAINMENT GROUP INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                              SPELLING ENTERTAINMENT GROUP INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                       SPELLING ENTERTAINMENT GROUP INC.

            200 SOUTH ANDREWS AVENUE, FORT LAUDERDALE, FLORIDA 33301

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1994

                             ---------------------

    You are cordially invited to attend the annual meeting of shareholders of Spelling Entertainment Group Inc. (the "Company") which will be held at the Peninsula Hotel, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212, on May 18, 1994 at 10:00 a.m., Pacific Time, for the following purposes:

    Proposal 1.  To elect directors.

    Proposal 2.  To consider and vote upon a proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation, as amended, which would increase the number of authorized shares of common stock of the Company from 200,000,000 shares to 300,000,000 shares.

    Proposal 3.  To  consider and vote upon a  proposal to approve the Company's
                 1994 Stock Option Plan. A copy of the plan is included as Annex A to the proxy statement.

    Proposal 4.  To transact such other business as may properly come before the annual meeting.

    Only shareholders of record at the close of business on March 18, 1994 are entitled to vote at the annual meeting or any postponements or adjournments thereof. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the meeting, during normal business hours, at the principal office of the Company, 200 South Andrews Avenue, Fort Lauderdale, Florida, for a period of ten days prior to the annual meeting.

    It is important that your shares be represented at the annual meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

                                                    THOMAS W. HAWKINS
                                                        SECRETARY

Fort Lauderdale, Florida
April   , 1994

               YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED
                         PROXY AND RETURN IT PROMPTLY.

                       SPELLING ENTERTAINMENT GROUP INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1994

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Spelling Entertainment Group Inc. (the "Company") of proxies for use at the annual meeting of shareholders of the Company to be held at the Peninsula Hotel, 9882 Little Santa Monica Boulevard, Beverly Hills, California 90212 at 10:00 a.m., Pacific Time, on May 18, 1994, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the proposal to approve the amendment to the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), for the proposal to approve the Company's 1994 Stock Option Plan (the "1994 Option Plan") and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Any shareholder giving a proxy has the power to revoke it any time before it is voted, by giving written notice to the Secretary of the Company at the address below so that it is received no later than the closing of the polls at the annual meeting, or by attending the annual meeting in person and voting thereat or by executing a later-dated proxy delivered prior to the closing of the polls at the annual meeting.

    The Company's executive offices are located at 200 South Andrews Avenue, Fort Lauderdale, Florida 33301 (telephone 305-832-3000). Proxy materials are
being mailed to shareholders beginning on or about April   , 1994.

                      SHARES OUTSTANDING AND VOTING RIGHTS

    Only shareholders of record at the close of business on March 18, 1994, are entitled to vote at the annual meeting. The only voting stock of the Company outstanding is its common stock, $.10 par value per share (the "Common Stock"), of which 64,597,268 shares were outstanding of record as of the close of business on March 18, 1994. Each share of Common Stock issued and outstanding is entitled to one vote on each matter to be presented at the annual meeting.

    The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will also determine whether or not a quorum is present. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted with respect to a particular matter will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares voted to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will be considered voted shares, and will count for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. Approval of the amendment to the Articles of Incorporation requires the affirmative vote of a majority of shares present or represented by proxy at the meeting entitled to vote on such proposal and actually voted for or against such proposal. If a quorum is present, non-votes and abstentions will have no effect on the voting for the election of directors or the amendment to the

Articles of Incorporation. Approval of the 1994 Option Plan requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting entitled to vote on such proposal. If a quorum is present, non-votes will have no effect on the voting for the 1994 Option Plan; however, abstentions will have the effect of a negative vote because the affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required to approve such proposal.

    As of the record date, Blockbuster Entertainment Corporation ("Blockbuster") was the beneficial owner of 45,658,640 shares of Common Stock representing % of the outstanding shares. Blockbuster has advised the Company of its intention to vote such shares in favor of the below listed nominees for directors, in favor of approval of the amendment to the Articles of Incorporation and in favor of approval of the 1994 Option Plan which would assure shareholder approval of proposals 1, 2 and 3.

                             ELECTION OF DIRECTORS

    By resolution of the Board of Directors of the Company, the number of directors constituting the Board is set at seven directors. Proxies may not be voted for more than seven persons. In the election of directors, shareholders do not have cumulative voting rights.

    The persons named below have been designated by the Board as nominees for election as directors for terms expiring at the Company's annual meeting of shareholders in 1995. All nominees are currently serving as directors.

    H. WAYNE HUIZENGA, age 56, became a director of the Company and was elected Chairman of the Board of the Company in April 1993. Mr. Huizenga has been Chairman of the Board and Chief Executive Officer of Blockbuster since 1987. He is a cofounder of Waste Management, Inc. (now WMX Technologies, Inc.), a waste disposal and collection company, where he served in various capacities, including President, Chief Operating Officer and a director, until May 1984. From May 1984 to present, Mr. Huizenga has been an investor in other businesses and is the sole shareholder and Chairman of the Board of Huizenga Holdings, Inc. ("Holdings"), a holding and management company with various business interests. In connection with these business interests, Mr. Huizenga has been actively involved in strategic planning for, and executive management of, these businesses. He also has a majority ownership interest in Florida Marlins Baseball, Ltd., a Major League Baseball sports franchise, a majority ownership interest in Florida Panthers Hockey Club, Ltd., a National Hockey League sports franchise, a limited partnership interest in Miami Dolphins, Ltd., a National Football League sports franchise, and an ownership interest in Robbie Stadium Corporation and certain affiliated entities, which own and operate Joe Robbie Stadium in South Florida. Mr. Huizenga has entered into an agreement to purchase the remaining ownership interest in the Miami Dolphins. Mr. Huizenga is also a member of the Boards of Directors of Republic Pictures Corporation ("Republic Pictures"), Viacom, Inc. ("Viacom"), Viacom International, Inc., Paramount Communications, Inc. and Discovery Zone, Inc.

    AARON SPELLING, age 71, became a director of the Company in 1992 and was elected Vice Chairman of the Board of the Company in April 1993. Mr. Spelling has been Chairman of the Board of Aaron Spelling Productions, Inc. ("ASP"), a subsidiary of the Company, since its formation in 1965. Mr. Spelling also served as President of ASP from its inception until July 31, 1986, and as Chief Executive Officer thereafter. Mr. Spelling's career includes involvement as a writer, creator and producer of over 100 movies-for-television and over 30 television series including THE DANNY THOMAS HOUR, THE GUNS OF WILL SONNETT, THE MOD SQUAD, CHARLIE'S ANGELS, THE ROOKIES, STARSKY & HUTCH, HART TO HART, FANTASY ISLAND, FAMILY, THE LOVE BOAT, VEGAS, MATT HOUSTON, HOTEL, DYNASTY, THE COLBYS, BEVERLY HILLS, 90210, MELROSE PLACE AND BURKE'S LAW, encompassing more than 2,000 hours of television programming over more than 30 years. Mr. Spelling currently serves as the Chairman of the Board and Chief Executive Officer of Spelling Television Inc. and most of the Company's other significant production subsidiaries.

    STEVEN R. BERRARD, age 39, became a director of the Company and was elected President and Chief Executive Officer of the Company in April 1993. Mr. Berrard has been Vice Chairman of the Board of Blockbuster since November 1989 and President and Chief Operating Officer of Blockbuster since January 1993. He has served in various other executive positions with Blockbuster since June 1987. Mr. Berrard is a member of the Board of Directors of Republic Pictures. He is also a limited partner of Florida Marlins Baseball, Ltd. Prior to his tenure with Blockbuster, Mr. Berrard served as President of Holdings, which was known prior to June 1988 as Waco Services, Inc. From January 1983 to April 1985, Mr. Berrard served in various positions with Waco Leasing Company and Port-O-Let International, Inc., including President, Chief Financial Officer, Treasurer and Secretary. Prior to January 1983, Mr. Berrard was employed by Coopers & Lybrand, an international public accounting firm, for over five years.

    JOHN T. LAWRENCE III, age 42, became a director of the Company in 1992. He has been a Senior Vice President of Kidder Peabody & Company Incorporated since January 1993 and served as a Senior Vice President of Prudential Securities Inc. for more than five years prior to that time.

    S. CRAIG LINDNER, age 39, became a director of the Company in 1987. He served as President and Chief Operating Officer of the Company from June 1991 until April 1993. He has been Senior Executive Vice President of American Money Management Corporation ("AMM"), a subsidiary of American Financial Corporation ("AFC"), for more than five years. AMM provides investment services to AFC and certain of its affiliated companies. He is also a director of American Annuity Group, Inc. ("AAG"), Chiquita Brands International, Inc., General Cable Corporation, Great American Communications Company and The Penn Central Corporation ("PCC").

    ALFRED W. MARTINELLI, age 66, became a director of the Company in 1988. He has served for more than five years as Vice Chairman of the Board of Directors of PCC and Chairman of the Board and Chief Executive Officer of Buckeye Management Company, a PCC subsidiary which manages various energy businesses. Mr. Martinelli served as President and Chief Executive Officer of PCC from May 1982 until March 1987. He is also a director of AAG.

    JOHN L. MUETHING, age 72, became a director of the Company in 1992. He has been, for more than five years, of counsel to the law firm of Keating, Muething & Klekamp, located in Cincinnati, Ohio.

    Set forth below is information regarding those persons who serve as executive officers of the Company, but who do not serve as directors of the Company.

    GREGORY K. FAIRBANKS, age 40, joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in April 1993 and currently serves as Senior Vice President of the Company. Mr. Fairbanks joined Blockbuster in June 1992 as Senior Vice President and Chief Financial Officer and became Treasurer of Blockbuster in March 1993. From October 1980 until he joined Blockbuster, Mr. Fairbanks served in a number of finance related capacities, including Executive Vice President and Chief Financial Officer of Waste Management International plc. Prior to 1980, Mr. Fairbanks was employed by Arthur Andersen & Co., an international public accounting firm, for approximately four years.

    THOMAS P. CARSON, age 47 became Senior Vice President and Chief Financial Officer of the Company in November 1993 and Treasurer of the Company in February 1994. From December 1985 to November 1990 and from August 1991 to September 1993, Mr. Carson served as Chief Financial Officer of Metro-Goldwyn-Mayer Inc.

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, executive officers and any persons holding more than ten percent of the Common Stock are required to report their initial ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of the copies of the forms furnished to the Company, or written representations that no Form 5's were required, the

Company  believes that in 1993 and through the date of this Proxy Statement, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent shareholders were complied with, except that John L. Muething, a director of the Company, filed on December 28, 1993 a report on Form 4 required to be filed on December 10, 1993.

                       SECURITIES OWNERSHIP OF MANAGEMENT

    Information concerning the Common Stock of the Company beneficially owned by each director, each Named Officer in the Summary Compensation Table below, each person (or group) known to the Company to beneficially own more than five percent of the outstanding Common Stock, and the directors and executive officers as a group on January 31, 1994, is shown in the following table:

                                             NUMBER OF SHARES OF
      NAME OF DIRECTOR, EXECUTIVE               COMMON STOCK          PERCENT OF
         OFFICER OR SHAREHOLDER            BENEFICIALLY OWNED (1)       CLASS
- ----------------------------------------   -----------------------    ----------
H. Wayne Huizenga (2)                                --                   --
Aaron Spelling                                       148,500(3)           *
Steven R. Berrard (2)                             --                      --
John T. Lawrence III                                   2,200              *
S. Craig Lindner                                  --                      --
Alfred W. Martinelli                                   1,000              *
John L. Muething                                       2,000              *
Ronald Lightstone (4)                                308,549(5)           *
Carl H. Lindner (6)                               --                      --
SEGI Holding Co. (Blockbuster) (7)                45,658,640               70.7%
All directors and executive officers as
 a group (10 persons)                                153,700(2)(3)        *

- ------------------------
*   Less than one percent of the class of securities

(1) Unless otherwise indicated, each holder named has sole voting and investment power with respect to the shares of Common Stock owned by such holder.

(2) Does not include any shares of Common Stock beneficially owned by SEGI Holding Co. ("SHC"), an indirect wholly owned subsidiary of Blockbuster. Each of Messrs. Huizenga and Berrard is an officer and director of each of Blockbuster, SHC and SHC's immediate parent corporation, Blockbuster Pictures Holding Corporation ("BPHC"). As of January 31, 1994, Mr. Huizenga, Mr. Berrard and one other executive officer of the Company who is not a Named Officer beneficially owned 16,254,938, 678,685 and 45,714 shares of common stock, $.10 par value per share, of Blockbuster (the "Blockbuster Stock"), respectively, or approximately 6.1%, less than one percent and less than one percent of the Blockbuster Stock issued and outstanding. Such number of shares and percentages of Blockbuster Stock owned by such persons include 5,349,053, 673,715 and 45,714 shares which may be acquired within 60 days of January 31, 1994 by Mr. Huizenga, Mr. Berrard and the other executive officer of the Company who is not a Named Officer, respectively, upon exercise of stock options and warrants.

(3) Includes 100,000 shares of Common Stock which may be acquired within 60 days by Mr. Spelling upon exercise of stock options.

(4) Resigned office and directorship in October 1993. Information with respect to the securities ownership of Mr. Lightstone is to the best knowledge of the Company based upon copies provided to the Company of reports filed by Mr. Lightstone under Section 16(a) of the Exchange Act.

(5) Includes 277,500 shares of Common Stock which may be acquired within 60 days by Mr. Lightstone upon exercise of stock options.

(6) Resigned office and directorship in April 1993.

(7) SHC, Blockbuster and BPHC may be deemed to be a "group", as that term is defined under Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended, causing each of SHC, Blockbuster and BPHC to be deemed a beneficial owner of the shares held by SHC. The address of SHC, Blockbuster and BPHC is One Blockbuster Plaza, Fort Lauderdale, Florida 33301. In this Proxy Statement (other than in this section) the shares of Common Stock owned by SHC are attributed to Blockbuster.

    On January 7, 1994, Blockbuster entered into an Agreement and Plan of Merger with Viacom pursuant to which Blockbuster would be merged with and into Viacom with Viacom being the surviving corporation (the "Viacom Merger"). As a result of the Viacom Merger, SHC will continue to own the shares of Common Stock that it currently owns; however, both SHC and the Company would become subsidiaries of Viacom. Consummation of the Viacom Merger is subject to various conditions, including approval by the stockholders of Blockbuster.

                      MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors has, pursuant to its powers, designated several committees of the Board, including an Executive Committee, Audit Committee, Compensation Committee and Nominating Committee, the functions and membership of which are described below.

    The Executive Committee is permitted under Florida law and the Company's by-laws to perform substantially all of the functions of the Board of Directors, except: to approve or recommend to shareholders actions or proposals required to be approved by shareholders, to fill Board or committee vacancies, to adopt, amend or repeal the by-laws, to authorize reacquisition of the Company's shares, or to authorize the issuance or to contract for the sale of shares or to determine rights of the Company's shares, except within limits specifically prescribed by the Board. The Audit Committee is responsible for certain financial affairs of the Company and its subsidiaries, including the selection of the Company's auditors, the review of the adequacy of internal controls and reporting, and the performance of any other duties or functions deemed appropriate by the Board. The Compensation Committee is responsible for the matters discussed under the heading "Report of the Compensation Committee" set out below. The Nominating Committee's function is to identify and propose to the full Board nominees to fill vacancies as they occur. The Nominating Committee will consider persons brought to its attention by officers, directors and shareholders. Proposals may be addressed to the Nominating Committee at the address shown on the cover of this Proxy Statement, attention of the Secretary of the Company. Messrs. Huizenga, Berrard and Spelling are currently members of the Executive Committee; Messrs. Lawrence, Lindner, Martinelli and Muething are currently members of the Audit Committee, the Compensation Committee and the Nominating Committee. During 1993, the Executive Committee met, or took action by unanimous written consent, three times and the Compensation Committee met once. The Audit Committee did not meet in 1993 and the Nominating Committee was not formed until 1994.

    During 1993, the Board of Directors took action by unanimous written consent on 11 occasions and held five Board meetings. Each director, other than Mr. Martinelli, attended at least 75% of the combined number of meetings held by the Board of Directors and the committee(s) thereof on which each such director served.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation for services rendered in all capacities to the Company for the years ended December 31, 1993, 1992 and 1991, of those persons who were (i) the Company's Chief Executive Officer during 1993,
(ii) the executive officers of the Company at December 31, 1993 whose 1993 salary and bonus exceeded $100,000 and (iii) Ronald Lightstone, who was an executive officer of the Company until October 1993 (such persons being referred to herein collectively as the "Named Officers").

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                            ANNUAL                            -------------
                                                         COMPENSATION                          SECURITIES
                                                     --------------------                      UNDERLYING        ALL OTHER
           NAME AND PRINCIPAL POSITION               YEAR      SALARY            BONUS           OPTIONS        COMPENSATION
- --------------------------------------------------   ----   -------------    -------------    -------------    --------------
Steven R. Berrard (a)                                1993   $   43,987(b)    $    7,763(b)         --          $   --
 President and Chief                                 1992       --               --               --               --
 Executive Officer                                   1991       --               --               --               --
Carl H. Lindner (a)                                  1993       --               --               --           $     9,750(c)
 Chairman of the Board                               1992       --               --               --                17,250(c)
 & Chief Executive Officer                           1991       --               --               --                16,500(c)
Aaron Spelling (d)
 Chairman of the Board &                             1993      858,654           --              700,000         1,693,943(e)
 Chief Executive Officer of                          1992      861,074           --               --             1,615,618(f)
 Spelling Television Inc.                            1991      791,539           --               --               495,611(g)
Ronald Lightstone (d)                                1993      503,531           --              225,000            28,494(h)
 Chief Operating Officer                             1992      482,693          217,500(i)        --                15,943(j)
 of Spelling Entertainment Inc.                      1991      388,942          150,000           --                11,111(k)

- ------------------------
(a) Steven R. Berrard became an officer and director of the Company in April 1993. Carl H. Lindner resigned his positions as an officer and director of the Company in April 1993.

(b) Represents amounts received from Blockbuster allocable to Mr. Berrard's service to the Company in 1993, which payment was reimbursed to Blockbuster by the Company.

(c) These amounts represent corporate directors' fees.

(d) Amounts for 1991 include compensation paid to Messrs. Spelling and Lightstone by SEI prior to SEI becoming a subsidiary of the Company in May 1991. Mr. Lightstone resigned his positions as an officer and director of the Company in October 1993.

(e) Consists of fees in the amount of $1,665,009 earned in his capacity as producer or executive producer on Company productions, corporate directors' fees of $19,500 and $9,434 accrued under a profit sharing plan of a Company subsidiary.

(f) Consists of fees in the amount of $1,599,575 earned in his capacity as producer or executive producer on Company productions, corporate directors' fees of $4,500 and $11,443 accrued under a profit sharing plan of a Company subsidiary.

(g) Consists of fees in the amount of $484,500 earned in his capacity as producer or executive producer on Company productions and $11,111 accrued under a profit sharing plan of a Company subsidiary.

(h) Consists of $8,994 accrued under a profit sharing plan of the Company and $19,500 of corporate directors' fees.

(i) Includes 10,000 shares of Common Stock granted to Mr. Lightstone on December 21, 1992, which had a market value of approximately $70,000 on the date of grant.

(j) Consists of $11,443 accrued under a profit sharing plan of a Company subsidiary and corporate directors' fees of $4,500.

(k) Represents the amount accrued under a profit sharing plan of a Company subsidiary.

STOCK OPTION GRANT TABLE

    Set forth below is information with respect to grants of stock options during the fiscal year ended December 31, 1993, to the Named Officers. Stock appreciation rights are not available under the Company's stock option plans.

                                                                                                        POTENTIAL REALIZABLE
                                                                                                                VALUE
                                                                                                          AT ASSUMED ANNUAL
                                INDIVIDUAL GRANTS                                                               RATES
- ----------------------------------------------------------------------------------                         OF STOCK PRICE
                                    NUMBER OF           % OF TOTAL                                        APPRECIATION FOR
                                    SECURITIES        OPTIONS GRANTED                                        OPTION TERM
                                    UNDERLYING         TO EMPLOYEES       EXERCISE      EXPIRATION      ---------------------
NAME                             OPTIONS GRANTED      IN FISCAL YEAR       PRICE           DATE            5%         10%
- ------------------------------   ----------------    -----------------    --------   ----------------   --------   ----------
Steven R. Berrard                       --                  --              --              --             --          --

Carl H. Lindner                         --                  --              --              --             --          --

Aaron Spelling                      200,000(1)            6.4   %         $  6.50     July 12, 2003     $2,117,570 $3,371,810
                                    500,000(2)(3)        15.9                6.00    January 13, 2003   4,886,700   7,781,100

Ronald Lightstone                   225,000(2)(4)         7.2                6.00    October 26, 1998   2,199,015   3,501,495

- ------------------------
(1) Grant vests in equal amounts over a period of four years.

(2) Grant vests 20% on the first anniversary of the grant and 10% each six months thereafter.

(3) The Compensation Committee of the Board of Directors may accelerate the exercisability of any option subject to such terms and conditions as the Committee deems necessary and appropriate.

(4) The original terms of this grant have been modified by Mr. Lightstone's Consulting Agreement. See "Employment Contracts."

STOCK OPTION EXERCISES AND YEAR-END HOLDINGS

    The following table sets forth certain information pertaining to stock options (i) exercised during 1993 and (ii) held as of December 31, 1993 by the Named Officers. The Company has no plans pursuant to which stock appreciation rights may be awarded.

                                                    NUMBER OF UNEXCERCISED       VALUE OF UNEXERCISED
                                                   OPTIONS AT DECEMBER 31,     IN-THE-MONEY OPTIONS AT
                          SHARES                             1993                 DECEMBER 31, 1993
                        ACQUIRED ON     VALUE     --------------------------  --------------------------
    NAMED OFFICERS       EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------  -----------  -----------  -----------  -------------  -----------  -------------
Steven R. Berrard           --           --           --            --            --            --
Carl H. Lindner             --           --           --            --            --            --
Aaron Spelling              --           --           --           700,000        --        $ 2,700,000
Ronald Lightstone           --           --          232,500       225,000     $ 948,663    $   900,000

DIRECTOR COMPENSATION

    Each member of the Board (excluding Messrs. Huizenga and Berrard) is currently paid an annual fee of $15,000 plus $750 for each meeting attended, including Committee meetings.

EMPLOYMENT CONTRACTS

    Pursuant to an Employment Agreement dated as of March 1, 1989, as amended (the "Employment Agreement"), Aaron Spelling is employed by the Company as
Chairman of the Board and Chief Executive Officer of all significant subsidiaries involved in television production other than Laurel Entertainment Inc. ("Laurel"), and serves as Executive Producer or Producer of substantially all television programs and filmed entertainment produced by the Company's significant subsidiaries other than Laurel. As compensation for serving as an officer, Mr. Spelling currently receives an annual base salary of [$950,000] which will increase ten percent in 1995. As compensation for serving as an Executive Producer or Producer, Mr. Spelling receives producer's fees consistent with the applicable budget.

    Mr. Spelling has the right to terminate the Employment Agreement in the event that the Company materially breaches its obligations under the Employment Agreement or upon certain circumstances involving a change of control of the Company. If such termination is premised solely on a change in control, the Company has the right to retain Mr. Spelling as a consultant for a period of time thereafter. Compensation for such consulting services would be based on a percentage of the compensation that Mr. Spelling would have received but for termination of the Employment Agreement. If Mr. Spelling terminates the Employment Agreement based on a material breach by the Company, Mr. Spelling has the right to cease providing services and receive his base salary for the remainder of the term as well as service fees payable in accordance with a formula provided in the Employment Agreement. Mr. Spelling's Employment Agreement extends through April 30, 1996.

    Pursuant to a now terminated employment agreement dated as of February 19, 1988, as amended (the "Lightstone Agreement"), Ronald Lightstone was employed as Chief Operating Officer of the Company's subsidiary, SEI. Mr. Lightstone's annual base salary was $500,000 and he was entitled to receive an annual bonus, based upon the profitability of the Company, of not less than $50,000.

    On October 26, 1993, Mr. Lightstone, the Company and SEI entered into a Consulting Agreement (the "Consulting Agreement") which terminates on January 13, 1996. The Consulting Agreement provides that during the term thereof Mr. Lightstone will be employed by SEI as a consultant. During such term, Mr. Lightstone is entitled to receive an aggregate of $676,450 as payment for his services.

    As of October 26, 1993, Mr. Lightstone was indebted to SEI in the principal amount of $500,000 plus accrued interest in the amount of $ 215,928.88 on account of a loan made to Mr. Lightstone under the Lightstone Agreement for the purchase of a residence. Such loan bore interest at 7.99% per year. Under the Consulting Agreement, SEI waived the outstanding accrued interest and accepted a promissory note in the principal amount of $357,964.50 in satisfaction of the principal amount of such loan. This new loan, which bears interest at 6% per year, is secured by a deed of trust on the residence of Mr. Lightstone and a security interest, pledge and assignment of Mr. Lightstone's right, title and interest in his options to acquire Common Stock. The final installment of principal and accrued interest is due October 26, 1996.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors at March 18, 1994 consisted of four non-employee directors: John T. Lawrence, S. Craig Lindner, Alfred W. Martinelli and John L. Muething. George E. Castrucci and Carl H. Lindner, former directors of the Company, served as members of the Compensation Committee for a portion of 1993. The Compensation Committee's functions include reviewing and approving compensation recommendations for both executive and non-executive officers of the Company and administering the Company's stock option plans, including determining eligibility, the number of shares to be granted under options and the terms of such grants.

    Since April 1993, Steven R. Berrard has served as Chief Executive Officer of the Company, and from March 1987 to April 1993, Carl H. Lindner served as Chief Executive Officer of the Company. Mr. Lindner did not receive any compensation for his service as Chief Executive Officer nor was he granted any stock options by the Company in 1993. Mr. Lindner did, however, receive corporate directors' fees of $19,500 for his service as a director of the Company in 1993 through his resignation in April 1993. Mr. Berrard received $51,750 (including $7,763 in bonus) from Blockbuster allocable to his service to the Company in 1993, which payment was reimbursed to Blockbuster by the Company. Such payment was equal to the allocable portion of the base salary and bonus received by Mr. Berrard from Blockbuster attributable to his services provided to the Company. Mr. Berrard's base salary for 1993 was determined by Blockbuster prior to its majority investment in the Company. Mr. Berrard did not receive fees for his service as a director of the Company during 1993, nor was he granted any stock options by the Company in 1993.

    In approving the reimbursement to Blockbuster of the payment to Mr. Berrard for services to the Company as Chief Executive Officer, the Compensation Committee considered a number of factors relating to individual performance including managerial effectiveness, leadership, executive development and expansion of the Company's businesses. Company performance criteria evaluated in connection with the approval of the reimbursement included an increase in Company revenue of 6.7%, an increase in net income of 80%, an increase in net income per share of 63%, and an increase in income from continuing operations of 200% in 1993 over 1992. The Compensation Committee believes that the payment for Mr. Berrard's services to the Company as Chief Executive Officer are well below competitive market rates considering the magnitude of his responsibilities and the levels of performance achieved by the Company.

    H. Wayne Huizenga, Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Blockbuster, presently is not compensated by the Company and was not compensated by the Company in 1993 for his services as an executive officer or a member of the board of directors, nor was compensation paid to Mr. Huizenga by Blockbuster with respect to services performed for the Company.

    Gregory K. Fairbanks, Senior Vice President of the Company and Senior Vice President, Treasurer and Chief Financial Officer of Blockbuster, was compensated by Blockbuster for services to the Company, which payment was reimbursed by the Company. The amount paid to Mr. Fairbanks relating to his service to the Company was determined in the same manner as Mr. Berrard's payment.

    The Company's executive compensation policies relating to executive officers not also employed by Blockbuster have been designed to provide a total compensation program that will attract, retain and motivate superior executive personnel while integrating such compensation with Company performance and shareholder interests. The Company's compensation program for executive officers had three principal components: annual base salary, annual incentive bonuses (including both cash and stock) and stock option grants. Under this program, a portion of an executive's compensation, in both the short term and the long term, is linked to the Company's performance. In addition, each of the Company's employees including its executive officers is permitted, when eligible, to participate in the Company's Savings Plan by making voluntary contributions to his or her account. The Company contributes to individual employee accounts based on the amount of the employee's contributions and, in addition, the Company annually contributes to the plan an amount equal to four percent of the total compensation paid to participants in such plan, which amount is distributed ratably to participants' individual accounts based on the participants' base salaries.

    The base salaries of  Aaron Spelling and Ronald  Lightstone in 1993 and  the
bonus   opportunity  for  Mr.  Lightstone  in  1993  were  fixed  by  employment agreements. Mr. Spelling also receives producer's fees, which is a standard practice in the filmed entertainment industry. In October 1993, the Company entered into a consulting arrangement with Mr. Lightstone. Mr. Spelling's employment agreement and Mr. Lightstone's previous employment agreement and the consulting arrangement are further discussed under the caption "EXECUTIVE COMPENSATION -- Employment Contracts." The 1993 base salary of one other executive officer of the Company was also fixed by an employment agreement.

    The Committee's policy is to approve annual base salaries for other executive officers that are appropriate for their respective positions and levels of responsibility. The Compensation Committee reviews management's annual base salary recommendations for the Company's executives. Annual salary recommendations are based on industry, peer group and national surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Annual salary levels are generally targeted to, and in 1993, corresponded to, the lower end of the range of salaries paid to executives with comparable qualifications, experience and responsibilities at other similarly situated companies. In establishing salary levels against such range, the Compensation Committee considers the competitiveness of the executives' entire compensation packages rather than limiting its base salary guidelines include the companies appearing in the Peer Group Index which is referenced below in the Stock Price Performance Graph.

    The Compensation Committee also determines, based on the recommendations of management, the annual bonus to be paid to executive officers. The bonus is discretionary with the Compensation

Committee (other than bonuses provided for by contract) and is determined based primarily upon individual performance, though increases in the Company's revenue, net income, net income per share, competitive position and improvements in operating efficiencies are also considered in determining the annual bonus to be paid. Bonuses are not based on preestablished performance goals. Bonuses in respect of 1993 were paid primarily in recognition of the progress made by the Company during the year toward improving the Company's competitive position as well as the number and level of sophistication and complexity of the issues presented to the executive officers during the course of the year.

    Stock options represent an important part of the Company's compensation program. The Committee believes that the Company's shareholders' interests are well served by aligning the Company's senior executives' interests with those of the shareholders by the grant of stock options. Options under the Company's stock option plan are granted at exercise prices equal to the fair market value of the Common Stock on the date of the grant, and will only have value if the Company's stock price increases. Options granted subsequent to July 1993 generally become exercisable at the rate of 25% per year and executives generally must be employed at the time options vest in order to exercise the options. The Compensation Committee believes that these features provide the optionee with substantial incentives to maximize the Company's long term success. Grants of stock options generally are based upon the executive's position with the Company and an evaluation of the executive's past and expected future performance, without regard to the executive's stock ownership or grants made to the executive in prior years. The number of shares subject to a stock option grant is generally determined by dividing a multiple of the executive's base salary by the market price of the Common Stock on the date of the grant. No stock options were granted in 1993 under the Company's stock option plan to Messrs. Huizenga, Berrard or Fairbanks.

    The Omnibus Budget Reconciliation Act of 1993 added a provision to the Internal Revenue Code limiting to $1,000,000 the deductibility of compensation (including stock-based compensation, such as stock options) paid to certain executives by public companies. The tax law change includes an exclusion for "performance-based" compensation, provided such compensation meets certain requirements, including outside director and shareholder approval of the performance goals. The proposed Spelling Entertainment Group Inc. 1994 Stock Option Plan has been designed to comply with such changes to the tax law, assuming shareholder approval of such plan at the annual meeting. See "PROPOSAL TO APPROVE THE SPELLING ENTERTAINMENT GROUP INC. 1994 STOCK OPTION PLAN". The Company is not currently contemplating any other actions with respect to the tax law change.

    The Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                                          The Compensation Committee
                                          John T. Lawrence
                                          S. Craig Lindner
                                          Alfred W. Martinelli
                                          John L. Muething

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    John L. Muething, George E. Castrucci, a former director, and Carl H. Lindner, a former director and former Chief Executive Officer, were members of the Compensation Committee in 1993.

    During the fiscal year ended December 31, 1993, the Company retained the law firm of Keating, Muething & Klekamp to represent the Company on various matters. John L. Muething, a director of the Company, is of counsel to the firm.

    For 1993, the Company was charged an aggregate of $854,208 by AMM for investment services pursuant to an Investment Service Agreement entered into in 1987. Such agreement was terminated in [April] 1993. AFC and AMM provided the Company with other services such as preparation of financial reports, accounting, legal, data processing and tax services for which the Company was charged $336,041 and $92,751, respectively, in 1993. Prior to April 1, 1993, AFC beneficially owned approximately 51% of the Common Stock of the Company. Carl H. Lindner is Chairman of the Board and Chief Executive Officer of AFC and owns in excess of 10% of the equity of AFC. The Company believes that the terms of its service agreements with AMM and AFC were as favorable to the Company as terms that could be obtained from an unaffiliated party.

    During 1993, AFC guaranteed amounts due under a now terminated line of credit which the Company had with certain lenders for which AFC was paid a fee of $49,377. The Company believes that such payment was on terms as favorable to the Company as could have been obtained from an unaffiliated party.

    Certain subsidiaries of PCC provided environmental engineering and consulting services to the Company in 1993 for which the Company was billed an aggregate of approximately $1,714,195. The Company believes the terms for these services were as favorable to the Company as could have been obtained from an unaffiliated party.

    In 1993, the Company utilized the services of Provident Travel Corporation, an AFC travel agency subsidiary, to facilitate travel by certain Company employees on terms and conditions customarily offered by commercial travel agencies.

    In connection with the sale of AFC's investment in the Company to Blockbuster in April 1993, the Company purchased insurance-type indemnity protection from AFC to limit its exposure to potential material loss from certain claims related to former oil operations. In exchange for a one-time payment of $5 million, AFC agreed to indemnify the Company for certain costs it may have to pay in resolving certain environmental and bankruptcy related claims over the next twelve years. The indemnity covers up to $35 million of such liabilities in excess of a threshold amount of $25 million, subject to certain adjustments.

STOCK PRICE PERFORMANCE GRAPH

    The graph below compares the cumulative total return on investment (based on change in year-end stock price and assuming reinvestment of all dividends) assuming a $100 investment in the Common Stock of the Company, the Standard & Poor's 500 Stock Index and an index of peer companies selected by the Company (the "Peer Group Index") for the five year period commencing December 31, 1988 and ended December 31, 1993.

                               PERFORMANCE GRAPH

    The Peer Group Index consists of common stock of Carolco Pictures Inc., International Movie Group Inc., AMC Entertainment Inc., Samuel Goldwyn Company, Paramount Communications Inc., King World Productions Inc., American Film Technologies Inc., Congress Video Group, International Broadcast Systems Ltd., Kushner Locke Company, Lancit Media Productions Ltd., Live Entertainment Inc., Sandy Corporation, Unitel Video Inc., RHI Entertainment Inc., Prism Entertainment Corporation, New Line Cinema Corp., Carmike Cinemas Inc., CST Entertainment Imaging Inc. and the Company. These companies are the same companies which were included in the Bridge Information Systems, Inc. Motion Picture Index (the "Bridge Index") which was included in the Company's stock price performance graph presentation in its proxy statement relating to the 1993 annual meeting of shareholders. Publication of the Bridge Index has been discontinued.

CERTAIN TRANSACTIONS

    In this section references to Blockbuster are to Blockbuster and its subsidiaries.

    Effective April 1, 1993, Blockbuster acquired 24,522,375 shares of Common Stock of the Company from AFC and certain related entities (collectively, the "Sellers"). These shares, together with shares previously acquired by Blockbuster, represented approximately 53.8% of the outstanding Common Stock as of such date. At the closing of the transaction, Blockbuster issued 7,601,937 shares of Blockbuster Stock to the Sellers for the acquired shares. In addition, Blockbuster issued to the Sellers warrants to acquire an aggregate of two million shares of Blockbuster Stock at an exercise price of $25 per share. The warrants will expire at the earlier of the third anniversary of the closing or at such time as the Sellers own, in the aggregate, less than 50% of the shares of Blockbuster Stock issued to the Sellers at the closing.

    Following the acquisition in April 1993 by Blockbuster of Company Common Stock from the Sellers, the Company's Board of Directors elected H. Wayne Huizenga as Chairman of the Board and Steven R. Berrard as President and Chief Executive Officer.

    On September 17, 1993, the Company and Blockbuster entered into a Stock Purchase Agreement pursuant to which, on October 5, 1993, the Company sold to Blockbuster 13,362,215 shares of Common Stock for the aggregate purchase price of $100,216,612 which was paid in full by delivery of 3,652,542 shares of Blockbuster Stock. This transaction increased Blockbuster's beneficial ownership to 45,658,640 shares, or approximately 70.5% of the Common Stock issued and outstanding on such date.

    On December 8, 1993, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Republic Pictures and DE Acquisition Corporation, a wholly owned subsidiary of the Company ("Merger Sub"), pursuant to which Republic Pictures will be merged with and into Merger Sub (the "Merger"), and Republic Pictures will become a wholly-owned subsidiary of the Company. The Merger Agreement provides that at the time the Merger becomes effective (the "Effective Time") each share of Republic Pictures common stock outstanding immediately prior to the Effective Time will be converted into the right to receive $13.00 in cash, without interest (the "Cash Merger Consideration"). Options and warrants to acquire Republic Pictures common stock outstanding immediately prior to the Effective Time will be converted into the right to receive, upon payment of the exercise price (as adjusted as set forth below), 1.6508 shares of Common Stock for each share of Republic Pictures common stock into which such option or warrant was exercisable immediately prior to the Effective Time. The exercise price of such options and warrants will be adjusted by multiplying such exercise price by 0.6058. H. Wayne Huizenga and Steven R. Berrard, directors of the Company and of Republic Pictures, abstained from voting in their capacity as such on approval of the Merger Agreement.

    Blockbuster currently owns 2,550,000 shares of Republic Pictures common stock and warrants to acquire an aggregate of 810,000 shares of Republic Pictures common stock at an exercise price of $11.50 per share, which shares and warrants, as a result of the Merger, will be converted into the right to receive an aggregate of $33,150,000 and a warrant to acquire 1,337,148 shares of Common Stock, respectively. The exercise price for such warrant will be $6.9667 per share. It is currently anticipated that the Merger will be consummated prior to April 30, 1994.

    Effective January 31, 1994 the Company and certain of its subsidiaries entered into a Credit Agreement (the "Credit Agreement") with Blockbuster and related agreements pursuant to which Blockbuster has agreed to advance to the Company and/or certain of its subsidiaries an aggregate of $175,000,000, consisting of a term loan in the amount of $100,000,000 (the "Term Loan"), the proceeds of which may be used only to pay all or a portion of the Cash Merger Consideration in the Republic Merger, and revolving loans in an aggregate principal amount of $75,000,000 (the "Revolving Loans"). The Term Loan will bear interest at a fixed rate of 6 5/8%. The Revolving Loans will bear interest at the one, two and three month LIBOR rate (as selected by the Company) plus 1%. The Company is obligated to pay an annual fee of 0.175% of the unused amount available for Revolving Loans and certain facility and administration fees.

    Borrowings under the Credit Agreement are secured by all of the assets of the Company. The Company has agreed to guarantee the obligations of Blockbuster under Blockbuster's credit facility (the "Blockbuster Credit Facility") up to the amount of the Company's borrowings under the Credit Agreement outstanding at the time enforcement of such guaranty of the Company is sought. The fees and interest rate applicable to the Revolving Loans are subject to renegotiation should the Blockbuster Credit Facility be terminated, repaid or restructured, and the entire amount outstanding under the Credit Agreement may be accelerated if the Blockbuster Credit Facility is accelerated by Blockbuster's lenders.

    The Company believes that the terms of the Credit Agreement and the related agreements are more favorable to the Company as terms that could be obtained from an unaffiliated party.

    During the fiscal year ended December 31, 1993, Blockbuster paid the Company approximately $3,100,000 for the purchase of prerecorded videocassettes in connection with Blockbuster's home video retailing business. The Company believes that the terms of the sale of videocassettes to Blockbuster were as favorable to the Company as could have been obtained from an unaffiliated party. The Company expects to continue to sell videocassettes to Blockbuster upon similar terms in the future.

    In 1993, Blockbuster provided the Company with various services such as accounting, legal and tax services for which the Company was charged an aggregate of $380,437, which amount also includes amounts charged by Blockbuster for services provided to the Company by Steven R. Berrard, the President and Chief Executive Officer of the Company, Gregory K. Fairbanks, a Senior Vice President of the Company, and J. Ronald Castell, an officer of the Company. Messrs. Berrard, Fairbanks and Castell are also executive officers of Blockbuster and are compensated by Blockbuster. The amount of their compensation charged to the Company represents the allocable portion of their base salary and bonus attributable to their services provided to the Company. The Company believes that the terms of the foregoing arrangement are more favorable to the Company as terms that could be obtained from an unaffiliated party.

    Aaron Spelling, Vice Chairman of the Board of the Company, held $18,287,500 principal amount of the Company's 10% Senior Subordinated Notes from the time of their issuance in May 1991 until the time of their prepayment in October 1993. The Company paid $1,781,000, $1,828,000 and $914,000 in interest on these obligations during 1993, 1992 and 1991, respectively.

                       PROPOSAL TO INCREASE THE COMPANY'S
                       AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has declared advisable and has unanimously recommended the adoption by the shareholders of the following amendment to the Company's Articles of Incorporation, which would increase the number of authorized shares of Common Stock from 200,000,000 to 300,000,000:

    "In order to increase the number of shares of common stock which the Company is authorized to issue, Part 2 of Section A, Article III of the Amended and Restated Articles of Incorporation, as amended, is hereby amended to read as follows:

    The maximum number of shares of capital stock which the Corporation is authorized to have outstanding at any one time is:

    2. COMMON STOCK -- 300,000,000 shares, par value $.10 per share ("Common Stock")."

    The Company at present has authorized capital stock consisting of 200,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, $.10 par value per share (the "Preferred Stock"). On March 1, 1994, 64,590,588 shares of Common Stock were outstanding and shares were reserved for issuance upon exercise of certain options and warrants. No shares of the Preferred Stock were outstanding on such date.

    If the proposed amendment is adopted, 100,000,000 additional shares of Common Stock will be available for issuances by the Board of Directors without any requirement of further shareholder approval, although certain large issuances of shares may require shareholder approval to maintain the listing of the Common Stock under New York Stock Exchange listing provisions. The proposed amendment does not affect the Preferred Stock.

    The additional shares of Common Stock might be issued to provide additional funds for working capital and capital expenditures, for other purposes including acquisitions of other businesses, and for stock dividends or stock splits. The Board of Directors believes it desirable that the Company have the flexibility of being able to issue the additional shares without further shareholder approval. However, it does not have any present plans with respect to the issuance of these additional shares except to the extent such shares may be issued under the Company's 1994 Stock Option Plan, if shareholder approval of the 1994 Stock Option Plan is received. Shareholders have no preemptive rights to purchase any stock of the Company. The additional shares might be issued at such times and under such circumstances as to have dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

    The Board of Directors recognizes that an increase in the number of authorized shares could also be used to preclude an attempt to effect a change in control of the Company. However, the Board of Directors is not presently aware of any such attempt.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION BY THE SHAREHOLDERS. UNLESS OTHERWISE INSTRUCTED, SIGNED PROXIES WHICH ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF THE AMENDMENT.

                 PROPOSAL TO APPROVE THE SPELLING ENTERTAINMENT
                       GROUP INC. 1994 STOCK OPTION PLAN

    On February 15, 1994, the Board of Directors of the Company adopted, subject to shareholder approval at the annual meeting, the 1994 Option Plan. The purpose of the 1994 Option Plan is to offer certain present and future key employees a favorable opportunity to become holders of Common Stock, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company. As of the date of adoption of the 1994 Option Plan, there were approximately 46 employees who were eligible to participate in the 1994 Option Plan. A copy of the 1994 Option Plan is attached to this Proxy Statement as Annex A.

    The total number of shares of Common Stock issuable over the term of the 1994 Option Plan may not exceed 4,500,000 shares of Common Stock; provided that the Option Committee (as defined below) may not grant to any individual options to purchase more than 1,215,000 shares of Common Stock or more than 27% of the total number of options to purchase shares of Common Stock granted under the 1994 Option Plan.

    On or after February 15, 1994, the Option Committee of the Board of Directors of the Company (the "Option Committee"), consisting of two or more non-employee directors, may grant options to key employees of the Company (including officers) under the 1994 Option Plan, subject to shareholder approval of the plan. The price at which shares of Common Stock may be purchased pursuant to the options granted by the Option Committee is determined by the Option Committee, but will in no event be less than the fair market value of the shares at the time the option is granted. Generally, each option will be for a term of not less than five nor more than ten years from the date of grant, and will become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of the grant and with respect to an additional 25% at the end of each twelve-month period thereafter on a cumulative basis during the succeeding three years.

    The Option Committee, in its discretion, may provide at the date of grant for another time or times of exercise or accelerate the exercisability of any such option subject to such terms and conditions as the Option Committee deems necessary and appropriate, including a requirement that the optionee grant the Company an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option. In addition, the Option Committee may, at any time prior to the expiration or termination of an option previously granted, extend the term of such option for such additional period as it shall, in its discretion, determine (but only insofar as the aggregate option period with respect to an option does not exceed ten years).

    Upon exercise of an option under the 1994 Option Plan, the exercise price for the purchased shares will be immediately payable in cash, by check, by a promissory note in a form specified by the Company payable to the Company no later than 15 business days after the date of exercise of the option, if applicable, or, if approved by the Option Committee, in shares of Common Stock valued at fair market value on the date of exercise, or by a combination of these methods. An option may be exercised only if the closing sale price per share of Common Stock on the date of exercise on the stock exchange upon which Common Stock is listed is equal to or greater than the option price.

    Options are not assignable or transferable other than by will or the laws of descent and distribution, or by a qualified domestic relations order, and, during the optionee's lifetime, the option may be exercised only by such optionee.

    Options granted under the 1994 Option Plan terminate immediately if the optionee's employment terminates for any reason other than death, disability or retirement. Under appropriate circumstances, the Company may permit outstanding options to be exercised for a period after termination of employment but in no event after the expiration date of the option. In the event of the optionee's death or disability or retirement, the optionee or, if he is not living, the personal representative of the optionee or the optionee's estate or the person inheriting the option will have three years (or such longer period as the Option Committee may prescribe) after the date of the optionee's death, disability or retirement to exercise the option in full, but under no circumstances may the option be exercised after the specified date of the option term.

    If any option granted under the 1994 Option Plan expires or is terminated or cancelled unexercised as to any shares of Common Stock, such released shares may again be optioned (including a grant in substitution for a cancelled option).

    In the event any change is made to the Common Stock issuable under the 1994 Option Plan (by reason of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization or other change in the capitalization of the Company), appropriate adjustments will be made as necessary to (i) the aggregate number of shares of Common Stock and/or the kind of securities available for issuance under the 1994 Option Plan, (ii) the number of shares of Common Stock and/or the kind of securities to be made the subject of each subsequent grant, (iii) the exercise price and (iv) the number of shares of Common Stock and/or the kind of securities purchasable under each outstanding option and the exercise price payable per share so that no dilution or enlargement of benefits will occur under such option.

    The Board of Directors may amend or discontinue the 1994 Option Plan at any time, provided that no amendment may be made without the requisite approval of the shareholders of the Company if shareholder approval is required as a condition to the 1994 Option Plan continuing to comply with the provisions of Rule 16b-3 under the Exchange Act (or, to the extent that the 1994 Option Plan continues to be governed by former Rule 16b-3 of the Exchange Act, by former Rule 16b-3) or Section 162(m) of the Internal Revenue Code of 1968, as amended.

    If the 1994 Option Plan is approved by the shareholders, it will become effective as of the date of its adoption by the Company's Board. Any options granted on or after the effective date and prior to shareholder approval will be cancelled and void if the 1994 Option Plan is not approved by the shareholders. The 1994 Option Plan will terminate on the date that all shares available for issuance under the plan are issued or cancelled pursuant to the exercise or cancellation of options granted under such plan.

CERTAIN FEDERAL INCOME TAX MATTERS

    The Company understands that under existing federal income tax laws, with respect to options granted under the 1994 Option Plan, (i) no income will be recognized to the optionee at the time of grant; (ii) upon exercise of an option or the occurrence of an Alternate Valuation Date (as defined below), the optionee must treat as ordinary income the difference between the exercise price and the fair market value of the stock purchased on the date of exercise or, if applicable, on the Alternate Valuation Date, and the Company generally will be entitled to a deduction equal to such amount; and (iii) assuming the shares received upon exercise of such option constitute capital assets in the optionee's hands, any gain or loss upon disposition of shares (measured by reference to the fair market value of the shares on the date of exercise or, if applicable, on the Alternate Valuation Date) will be treated as capital gain or loss, which will be long-term if the shares have been held more than one year from the date of exercise or, if applicable, the Alternate Valuation Date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE 1994 OPTION PLAN. UNLESS OTHERWISE INSTRUCTED, SIGNED PROXIES WHICH ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF THE 1994 OPTION PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    On June 1, 1993, the Company engaged the accounting firm of Arthur Andersen & Co. as its independent accountants for the fiscal year ending December 31, 1993. This engagement was authorized by the Company's Board of Directors upon the recommendation of the Board's Audit Committee. The determination of the Company to select Arthur Andersen & Co. was made in order to enable the Company to better coordinate financial reporting matters with its majority shareholder, Blockbuster. Arthur Andersen & Co. serves as independent accountants to Blockbuster.

    On June 1, 1993, the Company informed Ernst & Young, its independent accountants for the fiscal year ended December 31, 1992, of its action. The accountant's reports on the Company's financial statements for the past two fiscal years preceding the determination not to reappoint Ernst & Young did not contain an adverse opinion or disclaimer of opinion, or a qualification regarding audit scope or accounting principles. Moreover, during the two most recent fiscal years and the subsequent period prior to the change in accountants, there were no disagreements with Ernst &

Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Furthermore, no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission, occurred during such period.

    The Board has selected Arthur Andersen & Co. to continue to serve as the independent accountants of the Company for the current fiscal year ending December 31, 1994. Representatives of Arthur Andersen & Co. are expected to be present at the 1994 annual meeting of shareholders. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

    The Company has either previously sent or is enclosing its Annual Report to Shareholders for the year ended December 31, 1993. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                           PROPOSALS BY SHAREHOLDERS

    Any  proposals by shareholders  intended to be presented  at the 1995 annual
meeting must be received by the Company no later than December   , 1994.

                                 OTHER MATTERS

    You are again urged to attend the annual meeting at which management of the Company will present a review of the Company's operations. Proxies will be solicited by the Board of Directors through use of the mails. Proxies may also be solicited by directors, officers and a small number of other employees of the Company personally or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them, and the Company has hired Corporate Investors Communications, Inc. to coordinate the solicitation of proxies by and through such holders for a fee of approximately $3,000 plus expenses. The entire cost of the solicitation will be borne by the Company.

    The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

                                          By Order of the Board of Directors

                                               THOMAS W. HAWKINS
                                                  SECRETARY

                                    ANNEX A
                       SPELLING ENTERTAINMENT GROUP INC.
                             1994 STOCK OPTION PLAN

    1. STATEMENT OF PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to benefit Spelling Entertainment Group Inc., a Florida corporation (the "Company"), and its subsidiaries through the maintenance and development of their respective businesses by offering certain present and future key individuals and employee members of the Board of Directors of the Company (individually an "Employee Director" and collectively "Employee Directors") a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company or its subsidiaries.

    2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee"), consisting of two or more non-employee directors of the Company appointed by the Board of Directors, whose interpretation of the terms and provisions of the Plan shall be final and conclusive. The selection of officers and Employee Directors for participation in the Plan and all decisions concerning the timing, pricing and amount of any grant or award under the Plan shall be made solely by the Committee.

    3. ELIGIBILITY. Options shall be granted only to key employees of the Company and its subsidiaries (including officers of the Company and its subsidiaries and Employee Directors but excluding non-employee directors of the Company) selected initially and from time to time by the Committee on the basis of their importance to the business of the Company or its subsidiaries.

    4. GRANTING OF OPTIONS. The Committee may grant options under which a total of not in excess of 4,500,000 shares of the $.10 par value common stock of the Company ("Common Stock") may be purchased from the Company, subject to adjustment as provided in Section 11; provided that the Committee may not grant to any individual options to purchase more than 1,215,000 shares of Common Stock or more than 27% of the total number of options to purchase shares of Common Stock granted under the Plan. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option); provided that none of such options may be granted to any of the top employees of the Company (as determined pursuant to the Code). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

    Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate his employment at any time.

    5. OPTION PRICE. The option price shall be determined by the Committee and, subject to the provisions of Section 11 hereof, shall be not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option.

    6. DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS. Subject to the provisions of Section 9 hereof, each option shall be for such term of not less than five years nor more than ten years, as shall be determined by the Committee. Each option shall become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and with respect to each additional 25% at the end of each twelve-month period thereafter during the succeeding three years. Notwithstanding the foregoing, the Committee may in its discretion (i) specifically provide for another time or times of exercise; (ii) accelerate the exercisability of any option subject to such terms and conditions as the Committee deems necessary and appropriate; or (iii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option (including such options held by officers or Employee Directors) for such additional period as the Committee in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

    7. RIGHT OF COMPANY TO REPURCHASE. Notwithstanding any other provision in the Plan to the contrary, in the event the employment of the optionee (or former optionee) with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability or retirement, the Company shall have the right to purchase from the optionee, at the option price paid by him, any shares acquired upon the exercise of an option granted to any employee or Employee Director hereunder which the optionee could not have acquired if such option had become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and with respect to an additional 25% at the end of each twelve-month period thereafter during the succeeding three years. If not sooner exercised, the Company's right to repurchase shall expire with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and with respect to an additional 25% at the end of each of the next three twelve-month periods thereafter.

    8. EXERCISE OF OPTION. As a condition to the exercise of any option, the "Quoted Price" (as defined below) per share of Common Stock on the date of exercise must equal or exceed the option price referred to in Section 5 hereof. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, by a promissory note in a form specified by the Company and payable to the Company no later than 15 business days after the date of exercise of the option or, if so approved by the Committee, by shares of the Common Stock of the Company or by a combination of these methods of payment. The "Quoted Price" and the per share value of Common Stock for purposes of paying the option price in accordance with the immediately preceding sentence shall equal the closing selling price per share of Common Stock on the date in question on the stock exchange upon which the Company's Common Stock is listed (the "Exchange"). The right to pay the purchase price of shares by delivery of a promissory note shall not be available to any optionee who is a person described in Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act").

    At any time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

    At the time of the exercise of any option the Committee may require, as a condition of the exercise of such option, the optionee to (x) pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option by the optionee or (y) make such other arrangements with the

Company which would enable the Company to pay such withholding tax, including, without limitation, holding back a number of shares issuable upon exercise of the option equal to the amount of such withholding tax, or permitting the optionee to deliver a promissory note in a form specified by the Committee, or
(z) a combination of the foregoing.

    9. TERMINATION OF RELATIONSHIP-EXERCISE THEREAFTER. In the event the relationship between the Company and an officer or employee or Employee Director who is an optionee is terminated for any reason other than death, permanent disability or retirement such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. The Committee may, in its sole discretion, permit any option to remain exercisable for such period after such termination as the Committee may prescribe, but in no event after the expiration date of the option. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

    In the event of termination of said relationship because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), or retirement the option may be exercised in full, without regard to any installments established under Section 6 hereof, by the optionee or, if he is not living, by his heirs, legatees or legal representative (as the case may be) during its specified term prior to three years after the date of death, permanent disability or retirement, or such longer period as the Committee may prescribe, but in no event after the expiration date of the option.

    10. NON-TRANSFERABILITY OF OPTIONS. During the lifetime of the optionee, options shall be exercisable only by the optionee, and options shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    11. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted hereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

    12. NO IMPAIRMENT OF RIGHTS. Nothing contained in the Plan or any option granted pursuant to the Plan shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company or interfere in any way with the right of the Company or its subsidiaries to terminate such employment and/or to remove any optionee who is an Employee Director from service on the Board of Directors of the Company at any time in accordance with the provisions of applicable law.

    13. AMENDMENT OF PLAN. The Board of Directors of the Company may amend or discontinue the Plan at any time. However, no such amendments or discontinuance shall be made without the requisite stockholder approval of the stockholders of the Company if stockholder approval is required as a condition to the Plan continuing to comply with the provisions of Rule 1 6b-3 or Section 1 62(m) of the Code.

    14.   GOVERNANCE BY  RULE 16B-3.    The Plan  is intended  to and  shall  be
governed by Rule 16b-3 promulgated under the 1934 Act.

    15. EFFECTIVE DATE. On February 15, 1994 this Plan was adopted and authorized by the Board of Directors of the Company for submission to the stockholders of the Company. If this Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock voting in person or by proxy at a duly held stockholders' meeting, this Plan shall be deemed to have become effective on February 15, 1994. With respect to any options granted on or after such effective date and prior to stockholder approval, if this Plan is not approved by stockholders all such options shall be cancelled and void.

PLEASE MARK YOUR CHOICES LIKE THIS
x

COMMON        D.R.S.       PFD.1       PFD.2


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

1.  ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

Instructions: To withhold authority for an individual nominee draw a line through his name.

NOMINEES: H. WAYNE HUIZENGA, AARON SPELLING, STEVEN R. BERRARD, JOHN E. LAWRENCE III, S. CRAIG LINDNER, ALFRED W. MARTINELLI AND JOHN L. MUETHING

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.

2.  Adopt the Amendment to the Company's Articles of Incorporation.

A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

FOR     AGAINST     ABSTAIN

3.  Adopt the Company's 1994 Stock Option Plan.

A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

4. In their discretion, on such other business as may properly come before the meeting.

Please sign this proxy exactly as your name appears below. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, please give full title or such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Date__________________________,1994.

____________________________________
            (Signature)

____________________________________
    (Signature, if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SPELLING ENTERTAINMENT GROUP INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

H.Wayne Huizenga and Aaron Spelling, or either of them, each with power of substitution, are hereby authorized to vote all stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Spelling Entertainment Group Inc. to be held on Wednesday, May 18, 1994, and at any postponements or adjournments thereof as follows:

See Reverse Side